UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 28, 2026

Actuate Therapeutics, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-42139	47-3044785
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1751 River Run, Suite 400 Fort Worth, Texas	76107
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (817) 887-8455

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.000001 per share	ACTU	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01	Notice of Delisting or Failure to Satisfy Continued Listing Rule or Standard; Transfer of Listing.

On October 28, 2026, Actuate Therapeutics, Inc. (the “Company”) received a written notice (the “Notice”) from The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that, for the last 30 consecutive business days, the bid price for the Company’s common stock (the “Common Stock”) had closed below the $1.00 per share minimum bid price requirement for continued inclusion on The Nasdaq Global Market pursuant to Nasdaq Listing Rule 5450(a)(1) (the “Minimum Bid Price Requirement”).

The Notice has no immediate effect on the listing of the Common Stock, which continues to trade on The Nasdaq Global Market under the symbol “ACTU”. In accordance with Nasdaq Listing Rule 5810(c)(3)(A), the Company has an initial compliance period of 180 calendar days, or until April 26, 2027, to regain compliance with the Minimum Bid Price Requirement.

To regain compliance, the closing bid price of the Company’s Common Stock must be at least $1.00 per share for a minimum of 10 consecutive business days during the 180-day compliance period ending April 26, 2027, as required under Nasdaq Listing Rule 5810(c)(3)(A), and the Company must otherwise satisfy The Nasdaq Global Market’s requirements for listing.

If the Company does not regain compliance during the compliance period, the Company may be provided a second 180 calendar day period to regain compliance if it applies to transfer the listing of the Company’s Common Stock to the Nasdaq Capital Market. To qualify, the Company must meet the continued listing requirement for market value of publicly-held shares and all other initial listing standards for the Nasdaq Capital Market (with the exception of the Minimum Bid Price Requirement), based on the Company’s most recent public filings and market information and notify Nasdaq of its intent to cure the deficiency. If the Company does not regain compliance within the allotted compliance periods, including any extensions that may be granted by Nasdaq, the Company’s stock will be subject to delisting.

The Company is actively monitoring the closing bid price of its Common Stock and will consider all available options to regain compliance with the Minimum Bid Price Requirement. There can be no assurance that the Company will regain compliance with the Minimum Bid Price Requirement during the 180-day compliance period, secure a second 180-day period to regain compliance, maintain compliance with the other Nasdaq listing requirements or be successful in appealing any delisting determination.

As previously disclosed in the Company’s Current Report on Form 8-K filed with the SEC on July 17, 2026, on July 15, 2026 the Company received a separate notice from Nasdaq indicating that the Company did not comply with (i) the minimum market value of listed securities (“MVLS”) requirement set forth in Nasdaq Listing Rule 5450(b)(2)(A). The Company was given until January 11, 2027 to regain compliance with the MVLS requirement. The notice concerning the Minimum Bid Price Requirement above does not affect the compliance period to regain compliance with the MVLS requirement. The Company’s ability to obtain an additional compliance period for the Minimum Bid Price Requirement may depend on, among other things, its satisfaction of the applicable continued and initial listing requirements of The Nasdaq Capital Market.

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Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements contained in this Current Report on Form 8-K that do not relate to matters of historical fact should be considered forward-looking statements, including, but not limited to, statements regarding the Company’s intent or ability to regain compliance with Nasdaq’s Bid Price Requirement, Nasdaq granting the Company any relief from delisting as necessary, and whether the Company can ultimately meet applicable Nasdaq requirements for any such relief.

In some cases, you can identify forward-looking statements by terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “ongoing,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would,” or the negative of these terms or other comparable terminology are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Forward-looking statements involve known and unknown risks, uncertainties and assumptions which may cause actual results to differ materially from any results expressed or implied by any forward-looking statement, including, but not limited to, the Company’s ability to regain compliance with the Minimum Bid Price Requirement; and the other important factors outlined under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2025 filed with the SEC on March 26, 2026, as such factors may be updated from time to time in its other filings with the SEC, which are available on the SEC's website at www.sec.gov. Although the Company believes that the expectations reflected in its forward-looking statements are reasonable, it cannot guarantee future results. The Company has no obligation, and does not undertake any obligation, to update or revise any forward-looking statement made in this Current Report on Form 8-K to reflect changes since the date of this Current Report on Form 8-K, except as may be required by law.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Actuate Therapeutics, Inc.

Date: October 30, 2026	By:	/s/ Daniel M. Schmitt
Name: Daniel M. Schmitt
Title: President and Chief Executive Officer

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